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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         October 15, 1998
                                                --------------------------------


                               PRT FUNDING CORP.
                            PRATT CASINO CORPORATION
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          (Exact name of each Registrant as specified in its charter)


             DELAWARE                                         75-2502289
             DELAWARE                 33-69768                75-2502292
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    (State or other jurisdiction    (Commission             (IRS Employer
         of incorporation)          File Number)          Identification No.)


c/o Sands Hotel & Casino, Indiana Avenue and Brighton Park,
                                         Atlantic City, NJ 08401
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             (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code (609) 441-0704
                                                  ------------------------------



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        (Former name or former address, if changed since last report.)

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ITEM 4. CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANT

     (a) PRT Funding Corp. and Pratt Casino Corporation (collectively, the "Registrants") are both wholly owned subsidiaries of Greate Bay Casino Corporation ("GBCC"). GBCC recently filed a complaint against the certifying accountants for GBCC and the Registrants, Arthur Andersen LLP ("Andersen"), and others alleging negligent advice and breach of contract with respect to certain tax consequences resulting from the spin off of its stock held by Hollywood Casino Corporation ("HCC") to HCC's shareholders on December 31, 1996. A copy of the complaint is included as an exhibit to this Form 8-K and is incorporated herein by reference.

     In view of the pending litigation discussed above, the Audit Committee of GBCC's Board of Directors voted on October 15, 1998 to terminate Andersen as GBCC's independent accountants. There were no disagreements with Andersen of the type that would require disclosure under Item 304 of Regulation S-K. Andersen's report on the financial statements of PRT Funding and the consolidated financial statements of Pratt Casino Corporation as of December 31, 1997 and for the three year period then ended included explanatory paragraphs referring to the Registrants' disclosure concerning substantial doubt about their ability to continue as going concerns. Such uncertainties resulted from the filing by Pratt Casino Corporation's most significant operating subsidiary on January 5, 1998 of a petition for protection under Chapter 11 of the United States Bankruptcy Code.

     As previously disclosed in the Registrants' Form 10-Q for the period ended June 30, 1998, the Registrants were recently advised that they may have to modify their tax treatment with respect to the spin off of GBCC's stock by HCC. The Registrants commenced an investigation and are continuing to work with the assistance of outside advisors and consultants to determine the extent of changes that might be required to their 1996 and subsequent income tax returns and the appropriate financial statement disclosure. Based on its initial review, Pratt Casino Corporation expects that it will be required to recognize taxable income for 1996 and succeeding periods. Management believes, however, that net operating loss carryforwards and other tax attributes will largely offset the taxable income. The consolidated financial statements of Pratt Casino Corporation reflect a valuation allowance relating to the deferred tax assets associated with the net operating loss carryforwards at December 31, 1996 and 1997. To the extent that net operating loss carryforwards and other tax attributes are used to offset such taxable income, they will not be available to offset future taxable income. Until the Registrants complete their investigation, the full impact of the revised tax treatment on their financial statements is uncertain. The Registrants will disclose the results of their investigation when additional information is known .

     (b) GBCC, with the consideration and approval of its Audit Committee, has engaged the firm of Deloitte & Touche LLP as the new certifying accountants for GBCC and the Registrants.


ITEM 7.  EXHIBITS

Exhibit
Number       Description
------       -----------

99.1 Petition filed on October 8, 1998 in the District Court of Dallas County, Texas by Hollywood Casino Corporation and Greate Bay Casino Corporation ("Plaintiffs") against Arthur Andersen L.L.P., Richard
             L. Robbins, Michael E. Gamache, Daniel J. Meehan, and Brent A. Railsback ("Defendants")

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                                   SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PRT FUNDING CORPORATION
                                              PRATT CASINO CORPORATION
                                       --------------------------------------
                                                    Registrants


Date:   October 21, 1998               By: /s/    Edward T. Pratt, Jr.
        ------------------------           ----------------------------------
                                                  Edward T. Pratt, Jr.
                                              Chief Financial Officer and
                                              Principal Accounting Officer

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                               INDEX TO EXHIBITS



Exhibit
Number         Description
------         -----------

99.1 Petition filed on October 8, 1998 in the District Court of Dallas County, Texas by Hollywood Casino Corporation and Greate Bay Casino Corporation ("Plaintiffs") against Arthur Andersen L.L.P., Richard L. Robbins, Michael E. Gamache, Daniel J. Meehan, and Brent A. Railsback ("Defendants")

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